**FOR IMMEDIATE RELEASE**

Naples, Florida, March 19, 2014 -- Beacon Enterprise Solutions Group, Inc., a premier provider of telecommunications infrastructure services, today announced its official corporate name change to FTE Networks, Inc. (“FTE Networks”) under the symbol “FTNW.”

The name change reinforces FTE Networks brand as an integrated corporation, reflects the company’s long-term strategy to advance its global presence, and more closely aligns and strengthens the identity of each of its operating divisions: Infrastructure Services, Wireless Services, Subscriber Services and Staffing Services.

About FTE Networks, Inc.

FTE Networks is a vertically integrated company with a national footprint. Since its inception, FTE Networks has steadily advanced its management, operational and technical capabilities to become a leading provider of services to the telecommunications and wireless sector with a focus on turnkey solutions. FTE Networks provides a comprehensive array of services centered on quality, efficiency and customer service.

Forward Looking Statements

This release may contain forward-looking statements relating to the business of FTNW. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on FTNW's current expectations and beliefs concerning future developments and their potential effects on FTNW. There is no assurance that future developments affecting FTNW will be those anticipated by FTNW. FTNW undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Not a Broker/Dealer or Financial Advisor

FTE Networks, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the company's website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in FTE Networks, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of FTE Networks, Inc.